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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF HAYES CORPORATION

     Set forth below are the names of certain subsidiaries, at least 50% owned, directly or indirectly, of Hayes Corporation as of January 3, 1998.






                                                                          PERCENTAGE            STATE OR OTHER
                                                                           OWNED BY             JURISDICTION OF
                                                                          IMMEDIATE             INCORPORATION
 NAME                                                                      PARENT              OR ORGANIZATION
 ----                                                                    ----------            ----------------
Hayes Corporation (Registrant):
 Hayes Microcomputer Products, Inc.................................        100                   Georgia
 Access Beyond Technologies, Inc...................................        100                   Delaware
 Access Beyond Limited.............................................        100                   U.K.
 Hayes Microcomputer Products (France) SARL........................        100                   France
 Hayes Microcomputer Products (Germany) GmbH.......................        100                   Germany
 Hayes Microcomputer Products (International) Limited..............        100                   U.S. Virgin Islands
 Hayes Microcomputer Products de Mexico S.A. de C.V................        100(1)                Mexico
 Hayes Microcomputer Products (Scandinavia) ApS....................        100                   Denmark
 Enterprise Technologies, Inc......................................        100                   Georgia
 Hayes Microcomputer Products (Canada) Limited.....................        100                   Canada
 Hayes Government Services, Inc....................................        100                   Georgia
 Practical Peripherals (Europe) Limited............................        100                   U.K.
 Hayes Microcomputer Products (Australia) PTY Limited..............        100                   Australia
 Hayes (Asia Pacific) Limited......................................        100(2)                Hong Kong
  Hayes (China) Limited............................................        100(3)                Hong Kong
 Cardinal Technologies, Inc........................................        100                   Pennsylvania
  Cardinal Technologies Japan Ltd..................................        100                   Japan
  Cardinal Technologies GmbH.......................................        100                   Germany
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(1)  Hayes Microcomputer Products, Inc. owns 98% and 2% is held in the name of
     Dennis Hayes in trust for the benefit of the Company.

(2) Hayes Microcomputer Products, Inc. owns 99% and 1% is held in the name of Dennis Hayes in trust for the benefit of the Company.

(3) Hayes (Asia Pacific) Limited owns 50% and 50% is held in the name of Dennis Hayes in trust for the benefit of the Company.